EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Bank of America Merrill Lynch Commercial Mortgage Trust 2017-BNK3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Situs Holdings, LLC, as Special Servicer of The Platform Mortgage Loan, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Potomac Mills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Potomac Mills Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Potomac Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Potomac Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Potomac Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Potomac Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Potomac Mills Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 191 Peachtree Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 191 Peachtree Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 191 Peachtree Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 85 Tenth Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 85 Tenth Avenue Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the for the 85 Tenth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 85 Tenth Avenue Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 85 Tenth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 85 Tenth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fremaux Town Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Fremaux Town Center Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Fremaux Town Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fremaux Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fremaux Town Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Fremaux Town Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fremaux Town Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fremaux Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the KOMO Plaza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the KOMO Plaza Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the KOMO Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the KOMO Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the KOMO Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the KOMO Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the KOMO Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the KOMO Plaza Mortgage Loan.

Dated: March 16, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)